Exhibit 99.1

CMS ENERGY ANNOUNCES THIRD QUARTER ADJUSTED EARNINGS

OF $0.53 PER SHARE AND REAFFIRMS

FULL-YEAR ADJUSTED EARNINGS GUIDANCE

JACKSON, Mich., Oct. 27, 2011 – CMS Energy announced today reported net income of $139 million, or $0.53 per share, for the third quarter of 2011 compared to reported net income of $134 million, or $0.53 per share, for the same quarter of 2010.

The company’s third quarter adjusted (non-Generally Accepted Accounting Principles) net income, which excludes the effects of one-time items, legacy issues associated with previously sold assets and certain other items, was $139 million, or $0.53 per share, compared to $132 million, or $0.52 per share, for the same quarter in 2010.

The third quarter results include service restoration costs at the company’s Michigan utility, Consumers Energy, from a series of unusually severe summer storms. So far, this year’s storm restoration costs are more than double the amount for the first nine months of 2010.

For the first nine months of 2011, CMS Energy had reported net income of $374 million, or $1.43 per share, compared to $299 million, or $1.19 per share, for the first nine months of 2010.

On an adjusted basis, the company had net income of $340 million, or $1.30 per share, for the first nine months of 2011 compared to $290 million, or $1.16 per share, for the same period in 2010.

CMS Energy reaffirmed its guidance for 2011 adjusted earnings of $1.44 per share. That’s an increase of about 6 percent from 2010 adjusted earnings and is consistent with the company’s long-term plan of 5 percent to 7 percent annual earnings growth.

John Russell, CMS Energy’s president and chief executive officer, said the strong results for the third quarter and the first nine months of the year reflect the solid execution of the company’s business plan. From 2012 through 2016, the company plans to invest about $6.6 billion in its utility operations to add value to customers and improve the environment. That makes Consumers Energy one of the largest investors in the state of Michigan.

“In December, Consumers Energy will celebrate 125 years of serving families and businesses in Michigan. The principles of our business are timeless: Provide our customers with safe, reliable and affordable energy service,” Russell said.

“We are improving the environment and delivering value to our customers. We work hard every day to aggressively control our costs. Our plan calls for base rate increases to be at or below the approximate rate of inflation for the next five years.”

In reviewing recent major events, Russell noted the company:

•	Secured the permits needed to begin construction of its Lake Winds Energy Park, a 100-megawatt wind farm. The $232 million facility is scheduled to begin operation in 2012.

•	Reduced its renewable energy surcharge by $54 million a year, saving the typical residential customer about $22 per year, with a further reduction expected.

•	Helped customers save $67 million over the past two years with energy efficiency programs.

•	Signed major contracts for smart meter technology and the deployment of an advanced metering system for its 1.8 million electric customers. Smart meter installations are scheduled to begin in 2012.

•	Met the highest customer demand for electricity in the utility’s 125-year history on July 21.

•

Set a continuous generation record with a 389-day run by one of its coal-fired units, Campbell 2. The record run of the 44-year-old unit ended Sept. 30 when it was removed from service for a scheduled outage.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.

# # #

CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in the attached summary financial statements. Certain contingent obligations arising in connection with previously disposed assets or discontinued operations have the potential to impact, favorably or unfavorably, the company’s reported earnings in 2011. Reported earnings could vary because of several factors, such as legacy issues associated with prior asset sales. Because of those uncertainties, the company isn’t providing reported earnings guidance.

This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy’s

Form 10-K and Consumers Energy’s Form 10-K each for the Year Ended December 31, 2010 and as updated in CMS Energy’s and Consumers Energy’s Forms 10-Q for the Quarters Ended March 31, 2011 and June 30, 2011.

CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.

For more information on CMS Energy, please visit our web site at: www.cmsenergy.com

Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except Per Share Amounts)

	Third Quarter (Unaudited)		Nine Months (Unaudited)
	2011	2010	2011	2010

Operating Revenue	$1,464	$1,443	$4,883	$4,750

Operating Expenses	1,148	1,124	4,054	3,930

Operating Income	$316	$319	$829	$820

Other Income	9	16	26	46

Interest Charges	104	102	313	324

Income before Income Taxes	$221	$233	$542	$542

Income Tax Expense	81	87	168	207

Income from Continuing Operations	$140	$146	$374	$335

Income (Loss) from Discontinued Operations	—	—	2	(17)

Net Income	$140	$146	$376	$318

Income Attributable to Noncontrolling Interests	1	1	2	3

Net Income Attributable to CMS Energy	$139	$145	$374	$315

Charge for Deferred Issuance Costs on Preferred Stock	—	8	—	8

Preferred Dividends	—	3	—	8

Net Income Available to Common Stockholders	$139	$134	$374	$299

Income Per Share

Basic	$0.55	$0.58	$1.49	$1.30
Diluted	0.53	0.53	1.43	1.19

CMS Energy Corporation

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(In Millions)

	September 30 2011	December 31 2010
	(Unaudited)
Assets
Cash and cash equivalents	$623	$247
Restricted cash and cash equivalents	29	23
Other current assets	2,208	2,489

Total current assets	$2,860	$2,759
Plant, property and equipment	10,410	10,069
Non-current assets	2,688	2,788

Total Assets	$15,958	$15,616

Liabilities and Equity
Current liabilities	$1,074	$1,271
Non-current liabilities	4,449	4,122
Capitalization
Debt and capital and finance leases (*)
Long-term debt and capital leases (excluding non-recourse debt, finance leases and securitization debt)	6,716	6,786
Non-recourse debt and finance leases	451	392

Total debt and capital and finance leases	7,167	7,178
Noncontrolling interests	44	44
Common stockholders’ equity	3,043	2,793

Total capitalization	$10,254	$10,015
Securitization debt	181	208

Total Liabilities and Equity	$15,958	$15,616

(*)	Current and long-term

CMS Energy Corporation

SUMMARIZED STATEMENTS OF CASH FLOWS

(In Millions)

	Nine Months (Unaudited)
	2011	2010
Beginning of Period Cash	$247	$90

Cash provided by operating activities	$1,195	$998
Cash used in investing activities	(752)	(726)

Cash flow from operating and investing activities	$443	$272
Cash (used in) provided by financing activities	(69)	335
Changes in cash included in assets held for sale	2	(1)

Total Cash Flow	$376	$606

End of Period Cash	$623	$696

CMS Energy Corporation

SUMMARY OF CONSOLIDATED EARNINGS

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

(In Millions, Except Per Share Amounts)

	Third Quarter (Unaudited)		Nine Months (Unaudited)
	2011	2010	2011	2010

Net Income Available to Common Stockholders	$139	$134	$374	$299

Reconciling Items:
Discontinued Operations (Income) Loss	—	—	(2)	17

Downsizing Program	—	—	—	6

Tax Changes	—	—	(32)	—

Asset Sales Gains and Other	—	(2)	—	(32)

Adjusted Net Income - Non-GAAP Basis	$139	$132	$340	$290

Average Number of Common Shares Outstanding
Basic	251	229	251	228
Diluted	264	255	262	250

Basic Earnings Per Average Common Share

Net Income Per Share as Reported	$0.55	$0.58	$1.49	$1.30

Reconciling Items:
Discontinued Operations (Income) Loss	—	—	(0.01)	0.08

Downsizing Program	—	—	—	0.03

Tax Changes	—	—	(0.13)	—

Asset Sales Gains and Other	—	(0.01)	—	(0.14)

Adjusted Net Income - Non-GAAP Basis	$0.55	$0.57	$1.35	$1.27

Diluted Earnings Per Average Common Share

Net Income Per Share as Reported	$0.53	$0.53	$1.43	$1.19

Reconciling Items:
Discontinued Operations (Income) Loss	—	—	(0.01)	0.07

Downsizing Program	—	—	—	0.03

Tax Changes	—	—	(0.12)	—

Asset Sales Gains and Other	—	(0.01)	—	(0.13)

Adjusted Net Income - Non-GAAP Basis	$0.53	$0.52	$1.30	$1.16

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in these summary financial statements.